                           ARTICLES OF INCORPORATION

                                       OF

                       GABELLI EQUITY SERIES FUNDS, INC.



                                   * * * * *



                                   ARTICLE I

     THE UNDERSIGNED, Deborah Reusch, whose post office address is One Rodney Square, Wilmington, Delaware 19801, being at least eighteen (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.


                                   ARTICLE II

                                      NAME
                                      ----

     The name of the Corporation is GABELLI EQUITY SERIES FUNDS, INC. (the "Corporation").

                                  ARTICLE III

                              PURPOSES AND POWERS
                              -------------------

     The purposes for which the Corporation is formed are to act as an investment company under the federal Investment Company Act of 1940 as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.


                                   ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT
                      -----------------------------------

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The

                               STATE OF MARYLAND                     115403



                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 WEST PRESTON STREET BALTIMORE, MARYLAND 21201


                                                             DATE: JULY 25, 1991



     THIS IS TO ADVISE YOU THAT YOUR ARTICLES OF INCORPORATION FOR GABELLI EQUITY SERIES FUNDS, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JULY 25, 1991 AT 10:50 AM.




FEE PAID:     288.00


[STATE OF MARYLAND DEPARTMENT OF                       JOYCE M. THOMPSON
ASSESSMENTS AND TAXATION SEAL]                         LEGAL OFFICER

AT5-031

                           ARTICLES OF INCORPORATION

                                       OF

                       GABELLI EQUITY SERIES FUNDS, INC.



                                   * * * * *



                                   ARTICLE I

     THE UNDERSIGNED, Deborah Reusch, whose post office address is One Rodney Square, Wilmington, Delaware 19801, being at least eighteen (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.


                                   ARTICLE II

                                      NAME
                                      ----

     The name of the Corporation is GABELLI EQUITY SERIES FUNDS, INC. (the "Corporation").

                                  ARTICLE III

                              PURPOSES AND POWERS
                              -------------------

     The purposes for which the Corporation is formed are to act as an investment company under the federal Investment Company Act of 1940 as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.


                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The

Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                   ARTICLE V

                                 CAPITAL STOCK
                                 -------------

     (1) The total number of shares of stock of all classes which the Corporation shall have authority to issue is One Billion (1,000,000,000) all of which stock shall have a par value of one-tenth of one cent ($.00l) per share. The aggregate par value of all authorized shares of stock of the Corporation is One Million Dollars($l,000,000).

     (2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.

     (b) Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

     (c) Without limiting the generality of the foregoing, the Board of Directors may designate, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, as a class or classes or a number of series of preferred or special stock that is excluded from the definition of "senior security" set forth in section 18(g) of the 1940 Act (or in any successor statute).

     (3) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in section (2) of this Article V, 500,000,000 shares of the authorized shares of the Corporation are designated as The Gabelli Small Cap Growth Fund Stock ("Small Cap Stock") and 500,000,000 of the authorized shares stock of the Corporation are designated as The Gabelli Equity Income Fund Stock ("Equity Income Stock"). Shares of the Small Cap Stock and Equity Income Stock and the holders thereof, and shares of any class or series of the type referred to in subsection (c) of section (2) of this Article V and the holders thereof, shall be subject to the following provisions, provided, however, that if no shares of any class or series of the type referred to in subsection (c) of section (2) of this Article V are outstanding, the shares of the Small Cap Stock and Equity Income Stock and the holders thereof shall nevertheless be subject to the following provisions except to the extent that such provisions are by their terms applicable only when shares of two or more classes are outstanding.

     (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value, the distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders, of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of and rights to require redemption.

     (b) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively referred to as "assets belonging to" that class), shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. For purposes of the preceding sentence, the assets of any corporation or business trust merged with and into the Corporation pursuant to a merger in which the Corporation is the surviving corporation shall be deemed to be assets belonging to that class of the Corporation's stock the shares of which are issued by the Corporation pursuant to the merger.

     (c) For purposes of determining the net asset value per share of stock of a class, the assets belonging to such class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities) as determined in accordance with procedures adopted by the Board of Directors. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes. The liabilities of any corporation or business trust merged with and into the Corporation pursuant to a merger in which the Corporation is the surviving corporation shall be charged to that class of the Corporation's stock the shares of which are issued by the Corporation pursuant to the merger.

     (d) Each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland and the federal securities laws but subject to any right of the Corporation to postpone or suspend such right of redemption pursuant to the federal securities laws, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share.

     (e) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities or other assets of the Corporation as the Corporation shall select.

     (f) The right of any holder of stock of the Corporation redeemed by the Corporation as provided in subsection (d) of this section (3) to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation or its designated agent and
(ii) any dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

     (g) The Corporation shall have the power to redeem shares of any series at a redemption price determined in accordance with subsection (d) of this section
(3) if at any time the total investment in such account does not have a value of at least $2,500. In the event the Corporation determines to exercise its power to redeem Shares provided in this subsection (g), the Shareholder shall be notified that the value of his account is less than the applicable minimum amount and shall be allowed 30 days to make an appropriate investment before such mandatory redemption is processed.

     (h) The Corporation shall be entitled to purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, at a price not exceeding the net asset value per share.

     (i) The net asset value of each share of each class of the Corporation's stock issued and sold or redeemed or purchased at net asset value shall be the current net asset value per share of the shares of that class as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act with such current net asset value to be based on the assets belonging to each such class less the liabilities charged to each such class.

     (j) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it. Until their classification is changed in accordance with section (2) of this Article V, all shares so redeemed or purchased shall continue to belong to the same class or series to which they belonged at the time of their redemption or purchase.

     (k) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class, provided that dividends or distributions shall be paid on shares of a class of stock only out of lawfully available assets belonging to that class.

     (1) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net assets of the respective classes and then distributed to the holders of stock of each class in proportion to the number of shares of that class held by the respective holders.

     (m) On each matter submitted to a vote of the stockholders for approval, each holder of a share of stock shall be entitled to one vote for each such share standing in his name on the books of the Corporation irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes of series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series; and (c) as to any matter which does not affect the interest of all classes or series, only the holders of shares of the one or more affected classes or series shall be entitled to vote.

     (n) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

     (4) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

                                   ARTICLE VI

                       PROVISIONS FOR DEFINING, LIMITING
                        AND REGULATING CERTAIN POWERS OF
                      THE CORPORATION AND OF THE DIRECTORS
                                AND STOCKHOLDERS
                      ------------------------------------




     (1) The number of directors of the Corporation shall be three (3), which number may be altered by and pursuant to the By-Laws of the Corporation but shall never be less than three nor more than fifteen. The names of the persons who shall act as directors until the first stockholders meeting and until their successors are duly elected and qualify are:

                          Mario J. Gabelli
                          Thomas J. LaBarbera
                          Bruce N. Alpert

     The term of office for a director is until the next annual meeting of stockholders at which directors are elected or until death, resignation, retirement or reelection, or until a successor is elected and qualified. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any meeting of stockholders, stockholders shall be entitled to elect directors to fill any vacancies in the Board of Directors that have arisen since the preceding meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) and any director so elected by the stockholders shall hold office until the next meeting of stockholders or until death, resignation or retirement or until a successor is elected and qualified. A director may be removed for cause or without cause, and only by action of the stockholders taken by the holders of at least a majority of the shares of capital stock then entitled to vote in an election of directors.

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the Maryland General Corporation Law.

     (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the Maryland General Corporation Law, subject to the requirements of the 1940 Act that such indemnity shall not protect such person against any liability to the Corporation or a stockholder to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (4) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

     (5) The Board of Directors may designate, from time to time, the location of the offices of the Corporation.

                                  ARTICLE VII

                          DENIAL OF PREEMPTIVE RIGHTS
                          ---------------------------

     No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would ad-versely affect the dividend or voting rights of such shareholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of any class of capital stock of the Corporation, either whole or in part, to the existing stockholders for such lawful consideration and on such terms as the Board of Directors, in its sole discretion, may determine.


                                  ARTICLE VIII

                         MAJORITY VOTES OF STOCKHOLDERS
                         ------------------------------

     Except as otherwise provided in these Articles of Incorporation or as required under the 1940 Act, and notwithstanding any provision of the Maryland General Corporation Law requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast upon the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon.


                                   ARTICLE IX

                             DETERMINATION BINDING
                             ---------------------

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority of the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE X

                        PRIVATE PROPERTY OF STOCKHOLDERS
                        --------------------------------

     The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE XI

                              PERPETUAL EXISTENCE
                              -------------------

     The duration of the Corporation shall be perpetual.

                                  ARTICLE XII

                                   AMENDMENT
                                   ---------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. All amendments shall require the affirmative vote of a majority of the Corporation's outstanding stock entitled to vote.

     IN WITNESS WHEREOF, the undersigned incorporator of GABELLI EQUITY SERIES FUNDS, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     Dated the 25th day of July, 1991.



                                      /S/ Deborah Reusch
                                     --------------------------------------
                                      Deborah Reusch

                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the  13   page
document on file in this office, dated:  7-26-91             ------
                                       ---------------
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ Nancy Grueninger
   ------------------------------------------------------------------------
This stamp replaces our previous certification system. Effective: 10,84

-----------------------------------------------------------------------------------------------------------
STATE OF MARYLAND                    [STATE OF MARYLAND SEAL]

WILLIAM DONALD SCHAEFER                                             Department of Assessments and Taxation
Governor                                                                                  CHARTER DIVISION

LLOYD W. JONES                                                                                    Room 809
Director                                                                           301 West Preston Street
                                                                                 Baltimore, Maryland 21201
PAUL B. ANDERSON
Administrator
-----------------------------------------------------------------------------------------------------------

DOCUMENT CODE      ODM              BUSINESS CODE                                COUNTY    74
             --------------------                -----------------------               --------------------
#______________________    _______ P.A.  ______ Religious  ______ Close    ______ Stock     ______ Nonstock

Merging                                                        Surviving
(Transferor)______________________________________             (Transferee)________________________________

__________________________________________________             ____________________________________________

__________________________________________________             ____________________________________________

__________________________________________________             ____________________________________________

CODE     AMOUNT   FEE REMITTED
----     ------   ------------
                                                               Name Change
10         50     Expedited Fee                                -----------
         ------                                                (New Name)__________________________________
20        200     Organ. & Capitalization
         ------                                                ____________________________________________
61        20      Rec. Fee (Arts. of Inc.)
         ------                                                ____________________________________________
62                Rec. Fee (Amendment)
         ------
63                Rec. Fee (Merger or                               _______  Change of Name
         ------   Consolidation)                                    _______  Change of Principal Office
64                Rec. Fee (Transfer)                               _______  Change of Resident Agent
         ------                                                     _______  Change of Resident Agent
65                Rec. Fee (Dissolution)                                     Address
         ------                                                     _______  Resignation of Resident Agent
66                Rec. Fee (Revival)                                _______  Designation of Resident Agent
         ------                                                              and Resident Agent's Address
52                Foreign Qualification                             _______  Other Change__________________
         ------                                                              ______________________________
50                Cert. of Qual. or Reg.
         ------
51                Foreign Name Registration
         ------
13        18       1  Certified Copy  12
         ------   ---                ----
56                Penalty
         ------
54                For. Supplemental Cert.
         ------
53                Foreign Resolution
         ------
73                Certificate of Conveyance
         ------   _______________________________
                  _______________________________
76                Certificate of Merger/Transfer
         ------   _______________________________
                  _______________________________                       Code    007
75                Special Fee                                               ------------
         ------
80                For. Limited Partnership                              ATTENTION:        Alysha
         ------                                                                    --------------------------
83                Cert. Limited Partnership
         ------                                                         -------------------------------------
84                Amendment to Limited Partnership
         ------                                                         -------------------------------------
85                Termination of Limited Partnership
         ------
21                Recordation Tax                                       MAIL TO ADDRESS:_____________________
         ------
22                State Transfer Tax                                    _____________________________________
         ------
23                Local Transfer Tax
         ------
31                _________ Corp. Good Standing
         ------
NA                Foreign Corp. Registration
         ------
87                _________ Limited Part. Good Standing
         ------
71                Financial
         ------
600               ___________________________ Personal
         ------